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                                                                   EXHIBIT 10.16


PRIVILEGED AND CONFIDENTIAL













                                    AGREEMENT


                                  by and among


                          RAINTREE CAPITAL COMPANY LLC.



                           CLUB REGINA RESORTS, INC.,


                                       and

                         SLT REALTY LIMITED PARTNERSHIP



                            Dated as of May 20, 1997







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                                TABLE OF CONTENTS

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ARTICLE I
DEFINITIONS AND CONSTRUCTION...................................................................  2
        Section 1.1           Captions.........................................................  2
        Section 1.2           Number and Gender................................................  2
        Section 1.3           Terms............................................................  2
        Section 1.4           Other Definitional Provisions....................................  2
        Section 1.5           Definitions......................................................  2

ARTICLE II
PURCHASE OF STOCK AND LLC INTERESTS............................................................  6
        Section 2.1           Purchase and Sale of the Purchased LLC Interests.................  6
        Section 2.2           Adjustment.......................................................  7
        Section 2.3           Closing, Delivery and Payment....................................  7
        Section 2.4           Agreements Concerning Ancillary Matters..........................  7
        Section 2.5           Possible Pink Tower Conversion................................... 10

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF RAINTREE AND THE COMPANY..................................... 10
        Section 3.1           Organization and Good Standing................................... 10
        Section 3.2           Authorization and Validity....................................... 10
        Section 3.3           Organization and Good Standing of the Relevant
                              Company Subsidiaries............................................. 11
        Section 3.4           Capitalization of the Company.................................... 11
        Section 3.5           Capitalization of the Relevant Company Subsidiaries.............. 11
        Section 3.6           Consents and Approvals........................................... 11
        Section 3.7           Non-Contravention................................................ 11
        Section 3.8           Absence of Undisclosed Liabilities of the
                              Company and the Relevant Company Subsidiaries.................... 12
        Section 3.9           Litigation and Claims............................................ 12
        Section 3.10          Compliance with Laws............................................. 12
        Section 3.11          Contracts........................................................ 12
        Section 3.12          Finder's Fees and Advisors' Fees................................. 12
        Section 3.13          Bancomer Agreement............................................... 13
        Section 3.14          Confirmation..................................................... 13

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER........................................................ 13
        Section 4.1           Organization and Good Standing of Buyer.......................... 13
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
        Section 4.2           Buyer's Authorization and Validity............................... 13
        Section 4.3           Consents and Approvals........................................... 13
        Section 4.4           Non-Contravention of Buyer....................................... 13
        Section 4.5           Finder's Fees.................................................... 14

ARTICLE V
COVENANTS...................................................................................... 14
        Section 5.1           Access........................................................... 14
        Section 5.2           Taking of Necessary Action....................................... 15
        Section 5.3           Transactional Services........................................... 15
        Section 5.4           Notice of Certain Changes........................................ 16
        Section 5.5           Press Releases................................................... 16
        Section 5.6           Bancomer Agreement............................................... 16
        Section 5.7           Hotel Subsidiary and Hotel Holding Company
                              Organizational Documents......................................... 17
        Section 5.8           Co-Buyer......................................................... 17
        Section 5.9           Requisite Regulatory Approvals................................... 17
        Section 5.10          Restructuring.................................................... 17
        Section 5.11          Working Capital Adjustment....................................... 17

ARTICLE VI
CONDITIONS TO CLOSING.......................................................................... 18
        Section 6.1           Conditions to the Obligations of Buyer
                              and the Company.................................................. 18
        Section 6.2           Conditions to the Obligations of Buyer........................... 18
        Section 6.3           Conditions to the Obligations of the Company..................... 19

ARTICLE VII
SURVIVAL; INDEMNIFICATION...................................................................... 19
        Section 7.1           Survival......................................................... 19
        Section 7.2           Indemnification by Raintree and the Company...................... 19
        Section 7.3           Indemnification by Buyer......................................... 20
        Section 7.4           Notice, Participation and Duration............................... 20

ARTICLE VIII
TERMINATION.................................................................................... 20
        Section 8.1           Termination...................................................... 20
        Section 8.2           Buyer Termination Option......................................... 21
        Section 8.3           Effect of Termination............................................ 21

ARTICLE IX
REMEDIES....................................................................................... 22
        Section 9.1           Equitable Remedy................................................. 22
        Section 9.2           Damages.......................................................... 22
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

ARTICLE X
MISCELLANEOUS.................................................................................. 22
        Section 10.1          Due Diligence.................................................... 22
        Section 10.2          Notices.......................................................... 23
        Section 10.3          Amendment; Waiver................................................ 23
        Section 10.4          Assignment....................................................... 23
        Section 10.5          Binding Effect................................................... 24
        Section 10.6          Entire Agreement................................................. 24
        Section 10.7          Parties in Interest.............................................. 24
        Section 10.8          Public Disclosure................................................ 24
        Section 10.9          Counterparts..................................................... 24
        Section 10.10         Submission to Jurisdiction; Selection of Forum................... 24
        Section 10.11         Headings......................................................... 25
        Section 10.12         Severability..................................................... 25
        Section 10.13         Third Parties.................................................... 25
        Section 10.14         Incorporation of Exhibits, Schedules and Annexes................. 25
        Section 10.15         Waivers.......................................................... 25

ARTICLE XI
POST CLOSING MATTERS........................................................................... 26



Exhibit A      Form of Bancomer Agreement

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        AGREEMENT, (this "Agreement") dated as of May 12, 1997, among RAINTREE
CAPITAL COMPANY, LLC, a Texas limited company ("Raintree"), CLUB REGINA RESORTS,
INC., a Nevada corporation (the "Company"), and SLT REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership ("Buyer").

                              W I T N E S S E T H:

        WHEREAS, pursuant to that certain Amended and Restated Stock Purchase
Agreement (the "Bancomer Agreement"), to be dated on or about the date hereof, among Bancomer S.A, Institucion de Banca Multiple, Grupo Financiero, a Mexican corporation ("Bancomer"), Desarollos Turisticos Bancomer, S.A. de C.V., a
Mexican corporation ("DTB"), the Company and CR Hotel Acquisition Company, LLC, a Delaware limited liability company ("CR Hotel"), the Company will agree to purchase all of the issued and outstanding Capital Stock of DTB;

        WHEREAS, DTB owns all of the issued and outstanding common stock of each of Desarollos Turisticos Integrales Cabo San Lucas, S.A. de C.V., Promotora
Turistica Nizuc, S.A. de C.V. and Promotora y Desarrolladora Pacifico, S.A. de
C.V., each, a Mexican corporation.

        WHEREAS, the parties hereto intend that the (i) Timeshare Business and the Other Business (collectively the "Timeshare/Other Business"); and (ii) the
Hotel Business are intended to be owned by separate entities;

        WHEREAS, Buyer desires to acquire in accordance with the terms hereof a limited liability company interest in CR Hotel as provided herein (the
"Purchased LLC Interests") for an aggregate purchase price of $132,750,000, payable by Buyer paying $57,750,000 in cash and taking subject to the Hotel Note
(unless Buyer provides financing in lieu of such Hotel Note in accordance with the terms hereof);

        WHEREAS, as of the date hereof, Starwood Capital Group, L.L.C., a Connecticut limited liability company ("Capital") has entered into an agreement with Raintree and the Company to make a loan to an affiliate of the Company and with respect to the purchase of stock in the Company in accordance with the terms thereof.;

        WHEREAS, the parties believe that the business of Buyer will facilitate the Company's acquisition of the Capital Stock of DTB and the creation of long-term value for the Company in the ownership and growth of the Timeshare/Other Business and the Hotel Business;

        NOW THEREFORE, in consideration of the above and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Raintree, the Company and Buyer hereby agree as follows:



                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION



        Section 1.1 Captions. Titles and captions of articles and sections set forth in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the meaning, of any provision set forth herein.

        Section 1.2 Number and Gender. Whenever required by the context, the singular number shall include the plural and vice versa and the gender of any pronoun shall include the other gender.

        Section 1.3 Terms. Terms may be defined in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

        Section 1.4 Other Definitional Provisions

               (a) The words "hereof," "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

               (b) The terms "dollars" and "$" means United States dollars.

        Section 1.5 Definitions

               "Ancillary Agreements" is defined in the Bancomer Agreement.

               "Aggregate Annual Fees" is defined in Section 2.4(c).

               "Bancomer" is defined in the Recitals.

               "Bancomer Agreement" is defined in the Recitals.

               "Bancomer Escrow Agreement" means the "Escrow Agreement" as defined in the Bancomer Agreement.

               "Bancomer Transactions" means the transactions contemplated by the Bancomer Agreement.

               "Business Days" is defined in the Bancomer Agreement.

               "Buyer" is defined in the Recitals.

               "Buyer Indemnitees" is defined in Section 0.


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               "Buyer Rate" means the rate of either return or interest, as the case may be, that is the lower of 12% per annum and Buyer's actual aggregate cost of debt capital on an annualized basis with respect to the $75,000,000 debt replacing or refinancing the Hotel Note as provided herein, provided however, Buyer Rate shall be not less than 12% until July 1, 2000.

               "Capital Stock" means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, voting, or non-voting) of such Persons capital stock or equity interests whether now outstanding or issued after the date hereof, including but not limited to all common stock and preferred stock.

               "Claim" is defined in Section 0.

               "Closing" is defined in Section 0.

               "Closing Date" is defined in Section 0.

               "Commitments" is defined in the Bancomer Agreement.

               "Company" is defined in the Recitals.

               "Company Common Stock" means all of the Capital Stock of the Company.

               "Company Indemnities" is defined in Section 0.

               "Corporate Banking" is defined in the Bancomer Agreement.

               "CR Hotel" is defined in the Recitals.

               "Damages" is defined in the Bancomer Agreement.

               "Default" by either party ("Defaulting Party") shall include the failure to consummate the Closing on or before the Termination Date if the failure to consummate the Closing on or before such date resulted from the willful and knowing failure by the Defaulting Party to fulfill any undertaking or commitment provided for herein that is required to be fulfilled by such Defaulting Party at or prior to Closing.

               "DTB" is defined in the Recitals.

               "Enforceable" means an agreement or contract is "Enforceable", if it constitutes the legal, valid and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, subject to bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the rights of creditors, and subject to general principles of equity.


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               "Escrow Agent" means Greenberg, Traurig, Hoffman, Lipoff, Rosen &
Quentel in its capacity as escrow agent under the Escrow Agreement.

               "Escrow Agreement" means an Escrow Agreement by and among, Buyer, the Company and Escrow Agent, pursuant to which on or prior to the date hereof Buyer will deposit $1,500,000 into escrow in the form reasonably approved by the Company, Buyer and Escrow Agent consistent with the provisions hereof and providing such rights as are customary for the protection of Escrow Agent.

               "Escrow Deposit" means the $1.5 million deposit to be held by Escrow Agent in accordance with the provisions of the Escrow Agreement.

               "Governmental Body" is defined in the Bancomer Agreement.

               "Hotel Business" means (i) the "Hotel Business" as defined in the Bancomer Agreement and (ii) one-half of the Capital Stock of Corporacion Habitacional Mexicana, S.A.
de C.V.

               "Hotel Management Agreement" is defined in Section 0(c).

               "Hotel Note" had the meaning assigned to "US $75 million Hotel Senior Mortgage Note" in the Bancomer Agreement.

               "Hotel Subsidiaries" means the wholly-owned subsidiaries of DTB owning the Hotel Business.

               "Indemnitee" is defined in Section 0.

               "Indemnitor" is defined in Section 0.

               "Laws", mean, all laws (common or statutory), statutes, ordinances, rules, regulations and decrees applicable to the referenced matter.

               "Liabilities" is defined in the Bancomer Agreement.

               "Lien" is defined in the Bancomer Agreement.

               "LLC Interests" means the limited liability company interests of CR Hotel to be held initially by Buyer (or its designated affiliate or affiliates) and the Company pursuant to a limited liability company operating agreement approved by Buyer and the Company in accordance with the terms hereof. Buyer shall receive a 16.5% priority annual cumulative return with respect to $43,100,000 ($42,750,000 of cash contributed and $350,000 of expenses paid pursuant to Section 5.3). In addition Buyer shall be entitled to an annual cumulative priority


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return equal to (a) the Buyer Rate with respect to imputed debt equal to
$15,000,000, and (b) amortization of such imputed debt at the amortization rate under the Hotel Note or the replacement thereof, as the case may be. The priority returns will be calculated and paid on a quarterly basis and all remaining Net Cash Flow, net of current and accumulated priority returns, on a quarterly basis shall be distributed 80% to Buyer and 20% to the Company.

               "Manager" means Westin Hotels or the affiliate thereof managing the operation of the Hotel Business.

               "Material Adverse Effect" means, with respect to any Person, a material adverse effect on or with respect to the business, assets, financial condition or results of operations of such Person and its Subsidiaries taken as a whole.

               "Net Cash Flow" means the difference between (i) the gross operating revenue of the Hotel Business and (ii) the sum of all operating expenses of the Hotel Business including, but not limited to, (a) capital expenditure reserves, (b) operating reserves, (c) seasonality adjustments, (d) management fees, (e) insurance, (f) all federal and local taxes (including asset taxes and income taxes), (g) the greater of (1) a 5% furniture, fixture and equipment reserve and (2) the amount, if any, by which expenditures for furniture, fixtures and equipment actually made in any year exceed the total amount of reserves therefor, and (h) debt service on the Hotel Note or any replacements, refinancings, modifications, extensions or increases thereof or additional indebtedness of CR Hotel.

               "NOI" means the difference between gross operating revenue of the Hotel Business and the sum of all operating expenses of the Hotel Business (including, without limitation, management fees, insurance, all federal and local taxes (including asset taxes) but excluding income taxes and the greater of (x) a 5% reserve for furniture, fixtures and equipment and (y) the amount, if any, by which expenditures for furniture, fixtures and equipment actually made in any year exceed the total amount of reserves therefor).

               "Person" is defined in the Bancomer Agreement.

               "Proceedings" is defined in the Bancomer Agreement.

               "Purchased Common Stock" is defined in the Recitals.

               "Purchased LLC Interests" is defined in the Recitals.

               "Raintree" is defined in the Recitals.

               "Relevant Company Subsidiaries" means the Timeshare Holding Company and the Timeshare Subsidiaries.

               "Requisite Regulatory Approvals" means all permits, approvals, filings, consent


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and waivers required to be obtained or made, and all waiting periods required to expire, before the consummation of the Transactions, as applicable, under all Laws of any jurisdiction, domestic or foreign, having jurisdiction over the Transactions.

               "Starwood" means collectively Buyer and Capital.

               "Subsidiary" is defined in the Bancomer Agreement.

               "Termination Date" is defined in Section 1.1 of the Bancomer Agreement.

               "Timeshare Assets" is defined in Section 1.1 of the Bancomer Agreement.

               "Timeshare Business" is defined in the Bancomer Agreement.

               "Timeshare Holding Company" means the Mexican corporation to be organized to hold the Capital Stock of DTB.

               "Timeshare/Other Business" means all of the assets, business and operations of DTB other than the Hotel Business.

               "Timeshare Subsidiaries" means the indirect subsidiaries of the Company to be formed in accordance with Article XV of the Bancomer Agreement in connection with the Timeshare Business.

               "Transactions" means the transactions contemplated by this Agreement.

               "Transfer Taxes" is defined in the Bancomer Agreement.

                                   ARTICLE II
                       PURCHASE OF STOCK AND LLC INTERESTS


         Section 2.1 Purchase and Sale of the Purchased LLC Interests. On the terms and subject to the conditions set forth herein, at the Closing, the (i) Buyer shall pay by wire transfer of immediately available funds to Bancomer the sum of $56,250,000, (ii) $1.5 million shall be paid by wire transfer of immediately available funds to Bancomer from the escrow as provided in Section 0, and (iii) Buyer, at its option, shall either (a) take subject to the Hotel Note, or (b) provide financing in the amount of $75,000,000 at the Buyer Rate to be secured by the Hotel Business in lieu of the Hotel Note. Buyer acknowledges that the interest in CR Hotel in the Hotel Business will be subject to either the Hotel Note or the financing provided by Buyer as provided in the preceding sentence. In the event that Buyer does not elect to provide the $75,000,000 financing described above, then, in such event, Buyer shall have a continuing right to refinance the Hotel Note at the Buyer Rate upon notice to CR and Corporate Banking. Buyer and the Company agree that the Hotel Note will provide for a right of prepayment without penalty or premium.


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         Section 2.2 Adjustment. At Closing, Buyer's Escrow Deposit under the
Escrow Agreement shall be applied toward the purchase price of the Purchased LLC Interests.

         Section 2.3 Closing, Delivery and Payment

               (a) The Transactions shall be consummated (the "Closing") at the offices of Bancomer S A., Institucion de Banca Multiple, Grupo Financiero, Av. Universidad 1200, Col. Xoco, 03339 Mexico, D.F., concurrently with the closing of the Bancomer Transactions, or at such other place and time as the parties may mutually agree. The date on which such Closing occurs is referred to as the "Closing Date". The parties shall conduct a pre-closing at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Pennzoil Place - South Tower, 711 Louisiana, Houston, Texas 77002 on the date that is five (5) Business Days prior to the Closing Date, or at such other time and place as the parties may mutually agree.

               (b) At the Closing, the Company shall cause DTB to transfer the Capital Stock of the Hotel Subsidiaries to the Hotel Holding Company which, in turn, will be owned 100% by CR Hotel. The transactions contemplated by Article XV of the Bancomer Agreement will be undertaken at Closing or promptly thereafter as provided in the Bancomer Agreement.

         Section 2.4 Agreements Concerning Ancillary Matters. In connection with the Transactions, the parties hereto agree to the following.

               (a)     Right of First Refusal.

                       (i) The Company intends to develop additional timeshare businesses and projects. In such connection the Company may acquire or develop hotel facilities in conjunction with such timeshare projects. If the Company elects to provide for third party equity participation in such hotel facilities, then the Company shall offer the Buyer a right of first refusal with respect thereto on mutually agreeable terms. The right of first refusal shall require that any hotel project or interest therein acquired provide in connection therewith or in the operation of the hotel property thereafter for management of the hotel by a manager which does not operate a hotel competitive with the project in the same local market.

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               (b) Right of First Offer. Buyer, CR Hotel and the Company agree that:

                       (i) If the Company or Buyer desires to sell (the "Selling Party") its interest in CR Hotel (or any portion thereof), then such party shall first give notice to the other party (a "Sale Notice") which shall constitute a request for an offer to purchase the interest of the Selling Party by the other party. The other party shall have a period of thirty (30) days thereafter to make a written offer (the "First Offer") to the Selling Party to purchase such interest at the all cash price set forth in the First Offer to the Selling Party. Such First Offer shall be accepted or refused by the Selling Party within ten (10) days after its receipt thereof. If the Selling Party does not accept the First Offer from the other party within such ten (10) day period, then the Selling Party may, within the ensuing 180 day period, sell its interest to a third party but only at a price which is higher than the First Offer. Failure by the other party to respond to a Sale Notice within the period provided herein shall constitute a waiver of all rights of the other party under this Section 0(b)(i) but only with respect to the particular Sale Notice to which such failure relates. If the Selling Party does not accept the First Offer, does not consummate a sale at a higher price within the 180 day period after the date of delivery of the Sale Notice and wishes to sell in more than 180 days after the date of delivery of such notice, then the Selling Party shall be required to comply with the foregoing procedures set forth in this Section 0(b)(i). The provisions of this Section 0(b)(i) shall not be applicable to transfers to affiliates or charges in control of such affiliates.

               (c) Agreement Regarding Hotel Business. Buyer shall through CR Hotel and the Hotel Subsidiaries have exclusive control of the Hotel Business provided that Buyer shall consult with the Company on a regular basis with respect thereto. Buyer shall have the option to cause the Hotel Subsidiaries to enter into a management agreement (the "Hotel Management Agreement") with Manager in accordance with the provisions hereof. The Hotel Management Agreement if entered into with Manager shall be in a form utilized generally by Manager with respect to other properties managed by Manager. Buyer shall cause the existing management agreements between Westin and DTB and/or its subsidiaries to be terminated without penalty as of the Closing Date. The management agreement or franchise agreement, as the case may be, entered into at the Closing or promptly thereafter, including, the Hotel Management Agreement (if with Manager) shall be subject to approval of the Company which shall not be unreasonably withheld, delayed or conditioned. The Hotel Management Agreement shall contain provisions no less favorable to the Hotel Subsidiaries than the following (it being agreed that the following provisions are acceptable):

                       (i) Manager shall receive an annual base management fee equal to 3% of gross revenues of the Hotel Business;

                       (ii) Manager shall receive an annual incentive management fee equal to (A) 10% of NOI of the Hotel Business above $16 million and
        (B) 20% of NOI of the Hotel Business above $19 million; provided, however, in no event shall the incentive

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
        management fee in any year exceed 5 1/4% of the gross revenues of the Hotel Business.

                       (iii) The Hotel Management Agreement shall have a term of twenty (20) years. In the event the Hotel Business is sold to an unrelated third party prior to the end of the term (but after year 5 prior to which there shall be no termination right), a termination fee shall be paid to Manager equal to three times the prior year base fee and incentive management fees (annually, the "Aggregate Annual Fees"), reduced to two times Aggregate Annual Fees after year 7, and to Aggregate Annual Fees after year nine. There shall be no termination fee payable on a sale after year ten. The termination fee shall be applicable on a pro-rata basis in the case of a sale of less than all of the Hotel Business.

                       (iv) The hotels shall be operated under the name "Westin Regina" so long as Manager is operating the hotels or the hotel is being operated pursuant to a franchise with Manager.

               (d)     Cross Use of Facilities.

                       (i) CR Hotel and the Company shall allocate the costs of certain services and property between the Hotel Businesses and the Timeshare Business on substantially the same basis as is being currently allocated between the Hotel Business and Timeshare/Other Business as reflected in the financial statements of Manager and DTB. In addition, Buyer agrees to cause CR Hotel to cause the Hotel Business to continue to provide the services and amenities to Club Regina members on substantially the same basis as is currently being provided by the Hotel Business to Club Regina members. In addition, Buyer shall, and shall cause CR Hotel to, support the Timeshare Business with respect to marketing on substantially the same basis as is currently being provided by Westin and the Hotel Business. Buyer and the Company shall endeavor to enter into written agreements which document the above referenced services, amenities and support currently provided to the Timeshare Business and Club Regina and the terms and conditions on which such services, amenities and support are currently provided.

                       (ii) Buyer and the Company agree that a Regina Advisory Committee will be formed to promote the Hotel Business and the Timeshare Business and the working relationships between CR Hotel, Manager and the Company and that such committee shall have advisory authority with respect to all related matters such as relations with employees, labor union contracts and negotiations, insurance, capital expenditures, auditors and property management personnel. John McCarthy, two other Company representatives, two Buyer representatives and one Manager representative shall be on this Committee. This Committee shall meet not less often than quarterly and more often as the Company, Capital and/or Buyer deem appropriate. It is not intended that this Committee will have any legal power or authority but shall provide advice and recommendations as it deems desirable to CR Hotel and the Company.


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               (e) Escrow Agreement. On or before May 16, 1997, Buyer shall deposit the Escrow Deposit into the escrow account as contemplated by the Escrow Agreement.

               (f) Agreement to Transfer Timeshare/Other Properties to the Company.

                       (i) Buyer hereby agrees to cause CR Hotel to transfer legal title to all assets held with respect to the Timeshare/Other Business as provided in the Bancomer Agreement.

                       (ii) Buyer and the Company agree that the Transfer Taxes associated with transferring the Timeshare/Other Business assets as provided in the Bancomer Agreement shall be borne 50% by Buyer and 50% by the Company.

                       (iii) Buyer and Company agree that title insurance with respect to the Hotel Properties except to the extent paid for by Bancomer shall be borne 50% by Buyer and 50% by Company and the title insurance with respect to the Timeshare Properties except to the extent paid for by Bancomer shall be borne 50% by Buyer and 50% by Company.

        (g) Use of "Regina" Name. Buyer and the Company agree that the Company shall own all rights to the Club Regina name and that it shall grant CR Hotel a royalty-free license in perpetuity to use the "Regina" name at the Hotel Properties at no cost.

         Section 2.5 Possible Pink Tower Conversion. Buyer and the Company will explore the economic feasibility of converting that certain structure known as the "Pink Tower" located at the Hotel Property in Cancun, to Timeshare property on a joint venture basis or sale at fair market value or such other terms and conditions as Buyer and the Company may agree.

                                   ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF RAINTREE AND THE COMPANY

         Raintree and the Company hereby represent and warrant to Buyer as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

         Section 3.1 Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has engaged in no business other than the entering into of the Bancomer Agreement, this Agreement and performance thereunder. Raintree is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         Section 3.2 Authorization and Validity. Raintree and the Company have all requisite power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals referenced in Section 0, to carry out its obligations hereunder. Each of the



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execution, delivery and performance by the Company and Raintree of this
Agreement has been duly authorized by all requisite action. This Agreement is Enforceable against the Company and Raintree.

         Section 3.3 Organization and Good Standing of the Relevant Company Subsidiaries. Each Relevant Company Subsidiary will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and by the Closing Date will have all requisite corporate power and authority to own, lease and operate all properties and assets then owned, leased or operated by it and to carry on its business as then conducted. As of the Closing Date, each Relevant Company Subsidiary will be duly qualified to conduct business in all jurisdictions in which the nature of the business transacted by it requires qualification.

         Section 3.4 Capitalization of the Company. As of the Closing Date, the authorized Capital Stock of the Company will be duly authorized, and when issued, validly issued, fully paid and non-assessable. Douglas Y. Bech is the record owner of all of the Capital Stock of the Company as of the date hereof. There are no Commitments or preemptive rights with respect to the Capital Stock of the Company which would effect the Company's ability to perform in accordance with the provisions of this Agreement.

         Section 3.5 Capitalization of the Relevant Company Subsidiaries. All of the Capital Stock of each Relevant Company Subsidiary will, on the Closing Date, be duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date, the Company shall own directly or indirectly all of the issued and outstanding Capital Stock of each Relevant Company Subsidiary free and clear of all Liens and encumbrances other than as contemplated by the Bancomer Agreement. There will be no Commitments or preemptive rights with respect to the Capital Stock of the Relevant Company Subsidiaries except as required generally with respect to such Capital Stock under Mexican law.

         Section 3.6 Consents and Approvals. Except as required by the Bancomer Agreement, as of the Closing Date, no Requisite Regulatory Approval applicable to the Transactions which has not been obtained is required to be obtained by the Company, Raintree or any of the Relevant Company Subsidiaries from, and no notice or filing will be required to be given by the Company, Raintree or the Relevant Company Subsidiaries to or made by the Company, Raintree or the Relevant Company Subsidiaries with, any Governmental Body or other Person in connection with the execution, delivery and performance by the Company of this Agreement.

         Section 3.7 Non-Contravention. As of the Closing Date, the execution, delivery and performance by the Company and by Raintree of this Agreement and the consummation of the Transactions by the Company will not (i) violate any provision of the Certificate of Incorporation, Bylaws (or other similar documents) or other organizational documents of the Company, Raintree or any Relevant Company Subsidiary, (ii) subject, as to performance, to obtaining the consents referred to in Section 0, (A) result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation or the Company, Raintree or any Relevant

Company Subsidiary under, or to a loss of any benefit to which the Company, Raintree or any Relevant Company Subsidiary is entitled under, any contract or other instrument to which the Company, or any Relevant Company Subsidiary is a party or (B) except as contemplated by the Bancomer Agreement, result in the creation of any Lien upon any of the Capital Stock of the Company, Raintree or any Relevant Company Subsidiary, or (iii) to the knowledge of the Company and/or Raintree, violate or result in a breach of or constitute a default under any order or Law applicable to the Company, Raintree or any Relevant Company Subsidiary, including any Governmental Body approval.

         Section 3.8 Absence of Undisclosed Liabilities of the Company and the Relevant Subsidiaries. Except as contemplated by this Agreement or the Bancomer Agreement, the Company and each Relevant Company Subsidiary is not subject to any Liabilities.

         Section 3.9 Litigation and Claims. There is no pending Proceeding that has been commenced by or against the Company, Raintree or any Relevant Company Subsidiary that would be expected to materially and adversely affect the Company, Raintree, the Transactions or impair the ability of the Company to perform under the Bancomer Agreement.

         Section 3.10 Compliance with Laws. From their inception, the businesses of the Company and each Relevant Company Subsidiary will have been conducted in compliance with all applicable Laws (including, but not limited to, those relating to licenses and permits for the ownership, occupancy and operation of its properties). The Company has or will have by the Closing Date all Governmental Body approvals necessary for the conducting of its businesses as currently (and as planned to be) conducted and, by the Closing Date, each Relevant Company Subsidiary will have all Governmental Body approvals necessary for the conducting of its business as then conducted. There are no proceedings pending or, to the knowledge of the Company and/or Raintree, threatened which may result in the revocation, cancellation or suspension of any such Governmental Body approval. As of the date hereof, no investigation or review by any Governmental Body (including, but not limited to, any audit or similar review by any Federal, state or local taxing authority) with respect to the Company or any of its respective properties is, to the knowledge of the Company, pending or threatened.

         Section 3.11 Contracts. This Agreement, the Bancomer Agreement, and the agreements contemplated thereby are the only contracts to which the Company and each Relevant Company Subsidiary is or, to the Company's knowledge, will be a party or to which any of their businesses, or properties is or, to the Company's knowledge, will be subject.

         Section 3.12 Finder's Fees and Advisors' Fees. Neither Raintree nor the Company has dealt with any broker or finder in connection with the Transactions, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions contemplated hereby or by the Bancomer Agreement other than Jefferies & Company, Inc. Raintree and the Company agree to indemnify and hold harmless Buyer against any Liability incurred because of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party. The Company is solely responsible for any obligations to Jefferies & Company, Inc.

         Section 3.13 Bancomer Agreement. Nothing has come to the attention of Raintree or the Company after due inquiry which would cause either Raintree or the Company to believe that any of the representations and warranties of Bancomer set forth in the Bancomer Agreement are not true and correct.

         Section 3.14 Confirmation. Raintree and Buyer confirm that each of the representations and warranties of the Company under the Bancomer Agreement are true and correct.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Raintree and the Company as of the date hereof and as of the Closing Date (except that the representations and warranties that are made as of a specific date need be true only as of such date) as follows:

         Section 4.1 Organization and Good Standing of Buyer. Buyer is a limited partnership duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation.

         Section 4.2 Buyer's Authorization and Validity. Buyer has all requisite power and authority to enter into this Agreement and subject to obtaining all Requisite Regulatory Approvals referenced in Section 0 to carry out its obligations hereunder and thereunder. Each of the execution, delivery and performance by Buyer of this Agreement has been duly authorized by all requisite action. This Agreement is Enforceable against Buyer.

         Section 4.3 Consents and Approvals. Except as may be required under the laws of Mexico or any subdivision or agency thereof, no Requisite Regulatory Approval applicable to the Transactions which has not been obtained is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to or made by Buyer with, any Governmental Body or other Person in connection with the execution, delivery and performance by Buyer of this Agreement.

         Section 4.4 Non-Contravention of Buyer. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the Transactions, do not and will not (i) violate any provision of the Certificate of Limited Partnership, Agreement of Limited Partnership

(or other similar documents) or other organizational documents of Buyer, (ii) subject, as to performance, to obtaining the consents referred to in Section 0
(A) result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Buyer under, or to a loss of any benefit to which Buyer is entitled under, any contract or other instrument to which Buyer is a party or (B) except as contemplated by the Bancomer Agreement or by this Agreement, result in the creation of any Lien upon the LLC Interests to be held by the Company or (iii) to the knowledge of Buyer, violate or result in a breach of or constitute a default under any order or Law applicable to Buyer, including any Governmental Approval.

         Section 4.5 Finder's Fees. Buyer represents and warrants that it has dealt with no broker or finder in connection with any of the Transactions, no broker or other person is entitled to any commission or finder's fee in connection with any of the Transactions except as set forth in Section 0. Buyer agrees to indemnify and hold harmless Raintree, CR Hotel and the Company against any Liability incurred because of any brokerage commission or finder's fee alleged to he payable because of any act, omission or statement of Buyer.

                                    ARTICLE V
                                    COVENANTS


         Section 5.1 Access.

               (a) Prior to the Closing, Raintree and the Company shall permit Buyer and its representatives to have access, during regular business hours and upon reasonable advance notice, to all information, wherever located, obtained by Raintree or the Company from Bancomer under the Bancomer Agreement or from any advisors or other source with respect to the Transactions under the control or direction of Raintree and/or the Company.

               (b) In the event of the termination of this Agreement, Buyer shall promptly deliver to the Company, all original documents, work papers and other material obtained by Buyer or on its behalf from Raintree and the Company, or any of their respective agents, employees or representatives as a result hereof or in connection herewith whether so obtained before or after the execution hereof. Buyer shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained to be kept confidential and will not use, or permit the use of, such documents, work papers and other materials in its business or any other manner or for any other purpose except as contemplated hereby. The foregoing shall not preclude Buyer from (i) disclosing any information obtained from Raintree or the Company to Buyer's consultants, accountants, legal advisors or other similar representatives, (ii) using or disclosing such information which currently is known generally to the public or which subsequently has come into the public domain, other than because of disclosure in violation of this Agreement, (iii) using or disclosing of such information that becomes available to Buyer on a non-confidential basis from a source other than Raintree, the Company or Raintree's or the Company's agents provided that such source does not have an obligation prohibiting the disclosure of such information, (iv) disclosure to Buyer's officers, directors and/or affiliates or (v) disclosing such information required by Law or court order, provided, that, as soon as Buyer has knowledge of the requirement for such disclosure, Buyer will promptly give the Company oral and then written notice of the nature of the Law or order requiring disclosure and the disclosure to be made in accordance therewith.

         Section 5.2 Taking of Necessary Action. Subject to this Agreement and Law, Buyer, Raintree and the Company shall use their best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Transactions. Without limiting the foregoing, each of Buyer and the Company shall, and the Company shall cause each of its Subsidiaries to, use their best efforts to obtain and make all consents, approvals, assurances or filings of or with third parties and Governmental Bodies necessary for the consummation of the Transactions. Each of the parties shall cooperate with the others in good faith to help the other satisfy its obligations under this Section 0. If at any time after the Closing Date any further action is necessary or desirable to carry out the purpose of this Agreement, including, without limitation, to vest the Hotel Holding Company or a Subsidiary thereof and the Timeshare Holding Company or a Subsidiary thereof with full title to all properties, assets, rights, approvals immunities and franchises of the Hotel Business and the Timeshare Business, respectively, the proper officers or directors of each party to this Agreement shall take that necessary action.

         Section 5.3 Transactional Services.

               (a) At Closing (i) Starwood and (ii) the Company shall each pay by wire transfer 50% of all third party fees and expenses incurred by Starwood and the Company in connection with the transactions contemplated hereby and by the Bancomer Agreement and the Capital Agreement other than the fees and expenses of Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, provided, Starwood's share of fees and expenses incurred by the Company shall not exceed $500,000; and provided, further, that 30% of the Starwood obligation pursuant to this Section 5.3(a) shall be paid by Capital pursuant to Section 5.3(a) of the Capital Agreement (not to exceed $150,000) and 70% of the Starwood obligation will be paid by Buyer pursuant hereto (not to exceed $350,000). Nothing in this Agreement, including, without limitation, in this Section 0(a), shall limit the right of Buyer, Capital or the Company to engage any counsel, accountant or other advisor at its own expense subject to the obligation to make payments for services rendered in accordance with the provisions of this Section 0(a).

               (b) The services and work product of Santamarina y Steta, counsel to the Company in Mexico for the Bancomer Transactions shall also be for Starwood's benefit. Starwood (or Buyer and Capital separately as they may determine) may engage their own Mexican local counsel, the expense for which shall be allocated as contemplated by Section 5.3(a) of this Agreement in the case of Buyer and Section 5.3(a) of the Capital Agreement in the case of Capital. It is understood that Ernst & Young has been engaged to conduct a USGAAP audit of the historical financial statements of DTB as well as a review of interim financial statements on a USGAAP basis, and to provide tax and related advisory services. It is contemplated that Ernst & Young will provide Buyer with a complete briefing of its tax and financing analysis of the Bancomer Transactions. The Company and Buyer will consult as to the engagement of other tax advisors, accountants, consultants or attorneys for the Bancomer Transactions to supplement the work done to date. All other consultants previously engaged by the Company and the work product thereof will be made available to Buyer.

         Section 5.4 Notice of Certain Changes. Each party hereto shall give prompt written notice to the other party hereto of the occurrence or non-occurrence, of any event which would be likely to cause any representation or warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not be complied with or satisfied.

         Section 5.5 Press Releases. The Company and Buyer shall consult with each other as to the timing, form and substance of any press release or public disclosure of matters related to this Agreement or any of the transactions contemplated by this Agreement; provided, however; that nothing in this Section 0 shall be deemed to prohibit any party to this Agreement from making any disclosure that if required to fulfill that parry's disclosure obligations imposed by Law or stock exchange requirements.

         Section 5.6 Bancomer Agreement. Buyer and the Company shall each have the right to approve any modifications to the Bancomer Agreement and any decisions or actions taken with respect thereto prior to the Closing Date which approvals shall not be unreasonably withheld, delayed or conditioned, including, without limitation, the approval of the Ancillary Agreements and the continuation of beneficial interests of Bancomer pursuant to Section 2.4(d) of the Bancomer Agreement. Buyer and the Company shall seek the agreement of Bancomer to (i) pay for the title insurance contemplated by the Bancomer Agreement and (ii) apply the "Defects" deduction contemplated by the Bancomer Agreement as an offset against cash due Bancomer at the closing under the Bancomer Agreement. In the event of a default by Bancomer under the Bancomer Agreement, Buyer and the Company shall agree upon any and all actions to be taken in connection therewith. In the event that damages are obtained against Bancomer pursuant to
Section 10.2(f) of the Bancomer Agreement, such damages shall be shared equally between Starwood and the Company after payment of all reasonable legal fees and expenses of Starwood and the Company in connection therewith. From and after the Closing Date, the Company shall have the right to enforce all rights under the Bancomer Agreement relating to the Timeshare/Other Business, to make all decisions thereunder in connection therewith and to enforce all indemnification provisions thereof with respect to matters related to the Timeshare Business. From and after the Closing date, CR Hotel shall have the right to enforce all rights under the Bancomer Agreement relating to the Hotel Business and to make all decisions thereunder in connection therewith and to enforce all indemnification provisions thereof with respect to matters related to the Hotel Business.

         Section 5.7 Hotel Subsidiary and Hotel Holding Company Organizational Documents. Buyer shall have the right to approve prior to the Closing the organizational documents of each of the Hotel Subsidiaries and the Hotel Holding Company and the Boards of Directors thereof for the purpose of ensuring that Buyer through CR Hotel shall have the exclusive right from and after the Closing Date to control such corporations.

         Section 5.8 Co-Buyer. Buyer and the Company shall consult with Mexican counsel promptly following the date hereof to determine if any Requisite Regulatory Approvals would be required to provide Starwood with the rights under
Section 6.6 of the Bancomer Agreement as a "Co-Buyer" as defined therein. In the event that Mexican counsel advises that no Requisite Regulatory Approvals are required in connection therewith, the Company shall notify Bancomer that Starwood is a "Co-Buyer" under Section 6.6 of the Bancomer Agreement. In the event that any Requisite Regulatory Approvals would be so required to provide such rights to Starwood, Starwood agrees that it will not require that the Company request that Starwood be made a "Co-Buyer" under the Bancomer Agreement if allocation for such Requisite Regulatory Approvals would delay the closing under the Bancomer Agreement.

         Section 5.9 Requisite Regulatory Approvals. In the event that Buyer determines upon advice of Mexican counsel that the transaction structure contemplated by this Agreement may require a Requisite Regulatory Approval that would delay the closing under the Bancomer Agreement, the parties hereto, at the election of the Buyer, will restructure the transaction whereby Buyer will become a non-member manager of CR Hotel and will make a participating loan thereto, in each case, in such manner as to duplicate as nearly as possible the transaction structure and the economics contemplated by this Agreement pursuant to documentation required by Buyer subject to the Company's prior written approval which shall not be unreasonably withheld, delayed or conditioned. The Company shall diligently, continuously and in good faith use all reasonable commercial efforts to obtain the assistance of Bancomer in connection with all Requisite Regulatory Approvals required to effectuate the transactions in the form contemplated by this Agreement.

         Section 5.10 Restructuring. The parties agree to continue to analyze the transaction structure and to restructure same as the parties may under such circumstances agree, provided that none of the parties will suffer any economic or other detriment in connection with such restructuring.

         Section 5.11 Working Capital Adjustment. The Company and Buyer shall adjust as between the Hotel Business and the Timeshare/Other Business at the Closing the "Working Capital" of DTB.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING


         Section 6.1 Conditions to the Obligations of Buyer and the Company. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver prior to the Closing) of the following conditions:

               (a) (i) No order and no other legal restraint or prohibition that would prevent, enjoin or have the effect of preventing the consummation of the transactions contemplated by this Agreement or the Bancomer Agreement shall be in effect; provided, however, that no party may invoke this condition unless such party shall have complied fully with its obligations under Section 0 and, in addition shall have used all commercially reasonable efforts to have any such order vacated; and

               (ii) There shall not be commenced or threatened in writing, or be continuing, any Proceeding which would prevent, enjoin or have the effect of preventing the consummation of the transactions contemplated by this Agreement and/or the Bancomer Agreement.

               (iii) The Bancomer Agreement shall have been executed and delivered by the parties thereto in substantially the form attached hereto as Exhibit A hereto or, at Buyer's option, a closing shall have occurred under the existing agreements of the Company and CR Hotel with respect to the acquisition contemplated by the Bancomer Agreement.

               (b) All Requisite Regulatory Approvals required under this Agreement shall have been made or obtained and shall be in full force and affect and shall not have expired or been rescinded.

               (c) All conditions precedent to the obligations of the Company to closing of the Bancomer Transactions shall have been satisfied or waived by the Company and Buyer.

               (d) The Company and the Buyer shall have entered into the Operating Agreement of CR Hotel which shall contain such terms and conditions as Buyer and the Company shall agree consistent with the terms hereof.

               (e) The Company and the Buyer shall have approved the Ancillary Agreements.

               (f) The closing under the Capital Agreement shall occur concurrently herewith.

         Section 6.2 Conditions to the Obligations of Buyer. The obligation of Buyer to effect the Closing is subject to the satisfaction (or waiver by the Buyer) prior to the Closing of the following conditions:

               (a) The representations and warranties of the Company contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date).

               (b) The Company shall have delivered to Buyer the certificates representing the Purchased LLC Interests.

               (c) The covenants and agreements of the Company to be performed on or prior to the Closing shall have been performed in all material respects.

               (d) Title insurance with respect to the real property and improvements used in connection with the Hotel Business shall have been delivered in accordance with the provisions of the Bancomer Agreement.

         Section 6.3 Conditions to the Obligations of the Company. The obligation of the Company to effect the Closing is subject to the satisfaction (or waiver prior to the Closing) of the following conditions:

               (a) The representations and warranties of Buyer contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date).

               (b) The covenants and agreements of Buyer to be performed on or prior to the Closing shall have been duly performed in all material respects.

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

         Section 7.1 Survival. The representations and warranties of the Company and Buyer contained in this Agreement and any document, instrument or certificate delivered in connection with the Transactions shall survive the Closing.

         Section 7.2 Indemnification by Raintree and the Company. Raintree and the Company agree to indemnify and hold harmless Buyer and its officers, directors, shareholders, Affiliates, employees and agents (the "Buyer Indemnitees") from any and all Damages, directly or indirectly resulting from, relating to, arising out of or attributable to: (a) any breach of or inaccuracy in any representation or warranty of the Company and/or Raintree contained in this Agreement, and (b) subject to Section 9.2, any breach or nonperformance, partial or total, by the Company and/or Raintree of any covenant or agreement of the Company and/or Raintree contained in this Agreement.

         Section 7.3 Indemnification by Buyer. Buyer agrees to indemnify and hold harmless the Company and Raintree and their officers, directors, shareholders, Affiliates, employees and agents (the "Company Indemnities") from any and all Damages, directly or indirectly resulting from, arising out of or attributable to: (a) any breach of or inaccuracy in any representation or warranty of Buyer contained in this Agreement, and (b) subject to Section 9.2, any breach or non-performance, partial or total, by Buyer of any covenant or agreement of Buyer contained in this Agreement.

         Section 7.4 Notice, Participation and Duration. If a claim by a third party is made against a party indemnified pursuant to this Article VII ("Indemnitee"), and if such Indemnitee intends to seek indemnity with respect thereto under this Article VII, the Indemnitee shall promptly, and in any event within 10 days of the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Agreement (a "Claim"), notify the party or parties from whom indemnification is sought (the "Indemnitor") of such Claim. Upon any Claim, Indemnitor, at its option, may assume (with legal counsel reasonably acceptable to the Indemnitee) the defense of any Proceeding in connection with the Indemnitee's Claim, and may assert any defense of Indemnitee or Indemnitor, provided that Indemnitee shall have the right at its own expense to participate jointly with Indemnitor in the defense of any Proceeding in connection with the Indemnitee's Claim and provided, further, if Indemnitee has interests in such matters which are or which may be adverse to Indemnitor, then, in such event, Indemnitor shall pay all reasonable costs of Indemnitee's counsel. If Indemnitor elects to undertake the defense of any Claim hereunder, Indemnitee shall cooperate with Indemnitor to the extent reasonably requested in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable Law, assertion of defenses and the determination, negotiation and settlement of all Damages) so as to permit Indemnitor's management of the same with regard to the amount of Damages payable to Indemnitor hereunder. Indemnitor shall not settle any indemnifiable Claim without the prior written consent of Indemnitee unless such settlement involves only the payment of money by Indemnitor and the claimant provides to Indemnitee a release, in form and substance reasonably satisfactory to Indemnitee, from all Liability in respect of such Claim.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing.

               (a) by written agreement of the Company and Buyer;

               (b) by the Company after the occurrence and during the continuation of a Default by Buyer under this Agreement and/or by Capital under the Capital Agreement, provided that no Default or event which, with notice and/or the lapse of time, would constitute a Default by the Company (other than a Default caused by Buyer's Default) shall have occurred and be continuing;

               (c) by Buyer after the occurrence and during the continuation of a Default by the Company under this Agreement and/or by the Company under the Capital Agreement, provided that no Default, or event which, with notice and/or the lapse of time, would constitute a Default, by Buyer (other than a Default caused by the Company's Default) shall have occurred and be continuing.

               (d) by Buyer, if the conditions precedent to Buyer's obligation to close hereunder have not been satisfied prior to the Termination Date.

               (e) by the Company, if the conditions precedent to the Company's obligation to close hereunder have not been satisfied prior to the Termination Date (other than conditions precedent related to default by Bancomer under the Bancomer Agreement which shall be subject to the provisions of Section 8.2).

Termination of this Agreement pursuant to this Section 0 shall be effected by written notice by the party terminating this Agreement to the other party of the termination and the basis for such termination.

         Section 8.2 Buyer Termination Option. Buyer shall have the right to terminate this Agreement if Bancomer shall default under the Bancomer Agreement, provided, however, that so long as Buyer has not exercised its right to terminate this Agreement pursuant to this Section 0 in the event of a default by Bancomer under the Bancomer Agreement, Buyer and the Company shall diligently seek to enforce the rights of the Company and CR Hotel under the Bancomer Agreement in a prudent manner.

         Section 8.3 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 0 or Section 0 this Agreement shall thereafter become void and have no effect, and no party hereto shall have any Liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this
Section 0 and in Sections 0(b) and 0 and Articles VII, IX and X, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination, (ii) unless terminated by the Company pursuant to Section 8.1(b), the Escrow Deposit shall be returned to Buyer immediately together with all interest accrued thereon, and (iii) if terminated by the Company pursuant to Section 8.1(b) the Escrow Deposit shall be applied as directed by a court of competent jurisdiction.

                                   ARTICLE IX
                                    REMEDIES

         Section 9.1 Equitable Remedy. Each of the Company and Buyer acknowledge that they will be irreparably damaged (and Damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach of threatened breach by any party of any provision of this Agreement, then the other parties shall be entitled, in addition to all other rights or remedies provided for hereunder, to an injunction restraining such breach without being required to show any actual Damage or to post an injunction bond, and/or to obtain a decree for specific performance of the provisions of this Agreement.

         Section 9.2 Damages.

               (a) In no event shall any consequential, incidental, expectation or punitive damages be permitted hereunder; it being agreed that the Company's remedy for default by Buyer shall be to bring an action for specific performance and recovery of its out-of-pocket costs.

               (b) The Company hereby acknowledges that Buyer may suffer Damages as a result of a Default hereunder. Accordingly if for any reason the Company defaults under this Agreement, Buyer, at its sole election may pursue against the Company an action for specific performance of this Agreement. In no event shall any consequential, incidental, expectation or punitive damages be permitted hereunder, it being agreed that Buyer's remedy for default by the Company and/or Raintree shall be to bring an action for specific performance and recovery of its out-of-pocket costs.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.1 Due Diligence. Buyer shall perform a due diligence review of the Hotel Business and Raintree and the Company shall fully cooperate with Buyer in connection therewith; provided, however, that such due diligence review shall be only for Buyer's informational purposes except notwithstanding any other provisions of this Agreement, Buyer may upon written notice to the Company and Raintree on or prior to noon on May 20, 1997 terminate this Agreement based upon its due diligence review (the determination of which shall be in the sole and absolute discretion of Buyer), in which event, the Escrow Deposit shall be immediately returned to Buyer (together with all interest accrued thereon) and no parties hereto shall have any further obligation hereunder except as expressly provided herein. No investigation by any party to this Agreement into the business, operations and condition of any other party shall diminish in any way the effect of any representations or warranties made by such other party in this Agreement or shall relieve such other party of any of its obligations under this Agreement. The parties agree that any item disclosed on any schedule to this Agreement shall be deemed to be disclosed for all purposes of this Agreement, notwithstanding the fact that such item was not disclosed on any other schedule to this Agreement.

         Section 10.2 Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

To Buyer:                              With a copy (which shall not
                                       constitute notice) to:

SLT Realty Limited Partnership         Greenberg Traurig
2231 E. Camelback Road, Suite 410      153 East 53rd Street
Phoenix, Arizona 85016                 New York, New York  10022
Steve Goldman                          Attn: Robert J. Ivanhoe, Esq.
(602) 852-3916                         (212) 801-9333
Telefax: (602) 852-0984                Telefax: (212) 223-7161

To Raintree or the Company:            With a copy (which shall not
                                       constitute notice) to:

Raintree Capital Company LLC.          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
Pennzoil Place - South Tower           Pennzoil Place - South Tower
Suite 2310, 711 Louisiana              Suite 1900
Houston, Texas 77002                   Houston, Texas 77002
Attn: Douglas Y. Bech                  Attn: David S. Peterman, Esq.
(713) 220-5821                         (713) 220-5803
Telefax: (713) 236-0822                Telefax: (713) 236-0822

or to such address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         Section 10.3 Amendment; Waiver. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement;

         Section 10.4 Assignment. Except as provided in this Section 0, no party shall assign his or its rights and/or obligations under this Agreement without the prior written consent of each other party to this Agreement. Buyer shall have the right to assign its rights hereunder to one or more affiliates thereof provided that such affiliate or affiliates, as the case may be, has the ability to perform all obligations hereunder, including, without limitation, to make the cash payment to Bancomer required in accordance with the provisions hereof.

         Section 10.5 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns, whether so expressed or not.

         Section 10.6 Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

         Section 10.7 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Raintree, the Company or their successors or permitted assigns, any rights or remedies under or because of this Agreement.

         Section 10.8 Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other party hereto that, except as may be required to comply with the requirements of any applicable Laws, and the rules and regulations of each stock exchange upon which the securities of one of the parties is listed, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless the parties shall have consulted in advance with respect thereto.

         Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

         Section 10.10 Submission to Jurisdiction; Selection of Forum. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of Delaware. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in Delaware (the "Chosen Courts") and solely in connection with claims arising under this Agreement or the transactions contained in or contemplated by this agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service or process upon such party in any such action or proceeding shall be effective if notice is given in accordance with
Section 0 of this Agreement.

         Section 10.11 Headings. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of the Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

         Section 10.12 Severability. If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

         Section 10.13 Third Parties. Unless expressly stated herein to the contrary (including, without limitation, Sections 0 and 0, nothing in this Agreement, whereto express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the Liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         Section 10.14 Incorporation of Exhibits, Schedules and Annexes. All exhibits, schedules and annexes referred to in this Agreement and attached hereto are hereby made a part of this Agreement by this reference.

         Section 10.15 Waivers. The failure or delay of any party at any time tn require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any circumstances shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

                                   ARTICLE XI
                              POST CLOSING MATTERS

        Buyer and the Company acknowledge and agree that (i) the matters described in Article XV of the Bancomer Agreement shall occur at Closing, or as promptly as practicable thereafter, and (ii) the separation of the Hotel Business property and the Timeshare/Other Business property will require the establishment of a condominium regime (or similar structure) for ownership, management and operation of the common structural, support and amenity features including, without limitation, the engine room, telephone system, television network, fitness center, athletic facilities, swimming pools, storage facilities and maintenance facilities.

        IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.


                                      RAINTREE CAPITAL COMPANY LLC,
                                      a Texas limited liability company


                                      By:
                                         ---------------------------------------
                                           Name:  Douglas Y. Bech
                                           Title:Executive Managing Director



                                      CLUB REGINA RESORTS, INC.,
                                      a Nevada corporation


                                      By:
                                         ---------------------------------------
                                           Name:  Douglas Y. Bech
                                           Title: President


                                      SLT REALTY LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By:  STARWOOD LODGING TRUST, a
                                           Maryland corporation, general partner


                                           By:
                                              ----------------------------------
                                           Name:  [                     ]
                                           Title: [                     ]